NEWS RELEASE

For Immediate Release
January 23, 2025

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Record Annual Earnings

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.5 billion bank holding company headquartered in Charleston, West Virginia, today announced record net income of $117.1 million and record diluted earnings of $7.89 per share for the year ended December 31, 2024. For the year ended December 31, 2024, the Company achieved a return on assets of 1.85% and a return on tangible equity of 21.2%.

“For the fifth time in the last seven years, City was once again honored to be ranked #1 in customer satisfaction for consumer banking in the North Central Region in the J.D. Power 2024 U.S. Retail Banking Satisfaction Study," said City’s President and CEO, Charles Hageboeck. “We believe that this award goes further than just providing excellent service to our customers. It reflects how our employees interact and support their customers, communities, and fellow employees on a daily basis. This dedication by our employees enables us to produce excellent results year after year.

“As we start 2025, City’s strengths from a year ago remain in place. We continue to have an exceptional customer franchise, an extraordinary team, an enviable cost of funds, strong asset quality, and some competitors who seem focused on making their customers banking experiences more difficult.”

Net Interest Income

The Company’s net interest income increased from $219.2 million for the year ended December 31, 2023 to $220.2 million for the year ended December 31, 2024. The Company’s tax equivalent net interest income increased $0.8 million, or 0.4%, from $220.3 million for the year ended December 31, 2023 to $221.1 million for the year ended December 31, 2024. Due to increases in loan yields (net of loan fees and accretion) of 40 basis points and an increase in average loan balances ($185.5 million), net interest income increased by $15.2 million and $10.3 million, respectively. Additionally, an increase in the yield on investment securities of 34 basis points increased net interest income by $4.7. million and a 72 basis point increase on deposits in depository institutions increased net interest income by $1.0 million. The acquisition of Citizens Commerce Bancshares, Inc., and its subsidiary, Citizens Commerce Bank ("Citizens") of Versailles, Kentucky during the first quarter of 2023 added $2.8 million of net interest income during the year ended December 31, 2024.

These increases were partially offset by an increase in the cost of interest bearing liabilities (78 basis points), which decreased net interest income by $25.5 million, and higher balances of interest bearing liabilities ($193.8 million) that lowered net interest income by $7.9 million. The Company’s reported net interest margin decreased from 4.01% for the year ended December 31, 2023 to 3.86% for the year ended December 31, 2024.

The Company’s net interest income remained flat at $55.6 million for both the fourth quarter of 2024 and the third quarter of 2024. The Company’s tax equivalent net interest income also remained flat at $55.8 million for both the fourth quarter of 2024 and the third quarter of 2024. Due to an increase in balances of interest bearing liabilities ($133.0 million), net interest income decreased $1.2 million and a decrease in the yield on loans (17 basis points, net of loan fees and accretion) decreased net interest income $1.2 million. Additionally, lower yields on investment securities (19 basis points) lowered net interest income $0.6 million. These decreases were essentially offset by an increase in the balance of deposits in depository institution balances ($113.7 million) that increased net interest income $1.6 million and an increase in loan balances ($82.4 million) which increased net interest income $1.3 million. The Company’s reported net interest margin decreased from 3.87% for the third quarter of 2024 to 3.75% for the fourth quarter of 2024.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned increased from 0.21%, or $8.6 million, at December 31, 2023 to 0.35%, or $15.0 million at December 31, 2024. This increase is primarily due to a commercial loan for a movie theater (originated in 2014) that experienced operating weakness during the third quarter of the year ended December 31, 2024. As a result, the Company recognized a $2.0 million charge-off for this loan and moved the remaining balance to nonaccrual. Total past due loans decreased from $10.9 million, or 0.27% of total loans outstanding, at December 31, 2023 to $8.8 million, or 0.21% of total loans outstanding, at December 31, 2024.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Credit Losses, the Company recorded a provision for credit losses of $0.3 million for the fourth quarter of 2024 and a provision for credit losses of $1.8 million for the year ended December 31, 2024, compared to a $0.3 million recovery of credit losses for the fourth quarter and a provision for credit losses of $3.2 million for the year ended December 31, 2023. The provision for credit losses recognized during 2024 related primarily to the aforementioned movie theater ($2.0 million), loan growth during the year ending December 31, 2024, and an increase in the loss rate for residential real estate loans. These increases were partially offset by $1.7 million of reversals of reserves due primarily to payoffs on purchase credit deteriorated loans during the year ending December 31, 2024. Additionally, the provision for credit losses for the year ended December 31, 2023 included $2.0 million of credit loss expense associated with loans acquired from Citizens.

Non-interest Income

Non-interest income was $73.3 million for the year ended December 31, 2024, as compared to $70.6 million for the year ended December 31, 2023. In 2024, the Company reported $2.8 million of realized security losses and $0.2 million of unrealized security gains on the Company’s equity securities as compared to $4.9 million realized security losses and $0.4 million of unrealized security gains on the Company’s equity securities in 2023. The realized security losses during both 2024 and 2023, which lowered diluted earnings per share by $0.15 and $0.25, respectively, and were executed to reposition a portion of our investment securities.

Exclusive of these realized and unrealized gains and losses, non-interest income increased $0.9 million, or 1.2%, from $75.1 million for 2023 to $76.0 million for 2024. This increase was largely attributable to an increase of $1.7 million, or 17.7%, in trust and investment management fee income and an increase of $1.5 million, or 5.3%, from service charges. Additionally, bankcard revenues increased $0.5 million, or

1.9%, from the year ended December 31, 2023. These increases were partially offset by a decrease of $2.0 million from bank owned life insurance (lower death benefits) and $0.8 million in other income.

During the quarter ended December 31, 2024, non-interest income was $16.1 million, as compared to $14.2 million during the quarter ended December 31, 2023. During the fourth quarter of 2024, the Company reported $2.8 million of realized security losses and $0.4 million of unrealized fair value losses on the Company’s equity securities, as compared to $5.0 million of realized security losses and $0.4 million of unrealized fair value gains on the Company’s equity securities during the fourth quarter of 2023.

Exclusive of these realized and unrealized gains and losses, non-interest income increased from $18.8 million for the fourth quarter of 2023 to $19.3 million for the fourth quarter of 2024. Higher service charges of $0.5 million, or a 7.3% increase, and trust and investment management fee income of $0.4 million, or a 15.0% increase, were partially offset by lower death benefits from bank owned life insurance of $0.4 million.

Non-interest Expenses

Non-interest expenses increased $3.7 million, or 2.6%, from $143.5 million for 2023 to $147.2 million for 2024. This increase was primarily due to an increase in salaries and employee benefit expenses of $3.2 million (due to salary adjustments (4.1%) and increased health insurance (5.0%)) and equipment and software related expense ($1.5 million). In addition, bankcard expense increased $1.1 million and advertising expenses increased $0.7 million. These expenses were partially offset by lower other expenses of $2.9 million which were primarily related to acquisition and integration expenses associated with the Citizens acquisition completed in 2023 ($5.2 million).

In the fourth quarter of 2024, non-interest expenses increased $1.8 million (5.2%) from $35.1 million in the fourth quarter of 2023 to $36.9 million. This increase was largely due to an increase in equipment and software related expense of $0.9 million and salaries and employee benefits of $0.7 million. In addition, advertising expenses increased $0.3 million.

Balance Sheet Trends

Loans increased $148.9 million (3.6%) from December 31, 2023 to $4.27 billion at December 31, 2024. Commercial real estate loans increased $95.2 million (5.7%); residential real estate loans increased $35.5 million (2.0%); and home equity loans increased $32.0 million (19.1%). These increases were partially offset by decreases in consumer loans ($7.4 million) and commercial and industrial loans ($7.1 million).

Period-end deposit balances increased $209.9 million, or 4.3%, from December 31, 2023, to December 31, 2024. Average depository balances for the year ended December 31, 2024 increased $59.2 million from the year ended December 31, 2023 to $5.04 billion. Average time deposits increased $180.4 million and average interest bearing demand deposits increased $32.3 million. These increases were partially offset by a decrease in average savings deposits of $100.8 million and a decrease in noninterest bearing demand deposits of $52.7 million. The cost of interest bearing liabilities for the Company for the quarter ending December 31, 2024 were as follows: interest bearing demand deposits – 115 basis points; savings deposits – 73 basis points; and time deposits – 367 basis points.

Income Tax Expense

The Company’s effective income tax rates for the quarter and year ended December 31, 2024 were 16.9% and 19.0%, respectively, compared to 19.5% and 20.1% for the comparable periods in 2023.

Capitalization and Liquidity

The Company’s gross loan to deposit ratio was 83.1% and its gross loan to asset ratio was 66.2% at December 31, 2024. The Company maintained investment securities totaling 22.5% of assets as of the same date. The Company’s deposit mix is weighted toward checking and saving accounts that fund 60.3% of total assets at December 31, 2024. Time deposits fund 19.3% of total assets at December 31, 2024, with only 14.7% of time deposits having balances of more than $250,000, reflecting the core retail orientation of the Company.

City Holding Company is the parent company of City National Bank of West Virginia (“City National”). City National has borrowing facilities with the Federal Reserve Bank and the Federal Home Loan Bank that can be accessed as necessary to fund operations and to provide contingency funding. These borrowing facilities are collateralized by various loans held on City National’s balance sheet. As of December 31, 2024, City National had the capacity to borrow an additional $1.5 billion from these existing borrowing facilities. In addition, approximately $695 million of City National’s investment securities were pledged to collateralize customer repurchase agreements and various deposit accounts, leaving approximately $755 million of City National’s investment securities unpledged at December 31, 2024.

The Company continues to be strongly capitalized with tangible equity of $571 million at December 31, 2024. The Company’s tangible equity ratio increased from 8.6% at December 31, 2023 to 9.1% at December 31, 2024. This increase was attributable to the Company’s net income for 2024, less dividends.

At December 31, 2024, City National’s Leverage ratio was 8.7%, its Common Equity Tier I ratio was 13.6%, its Tier I Capital ratio was 13.6%, and its Total Risk-Based Capital ratio was 14.1%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On November 20, 2024, the Company’s Board of Directors approved a quarterly cash dividend of $0.79 cents per share payable January 31, 2025, to shareholders of record as of January 15, 2025. During the year ended December 31, 2024, the Company repurchased 179,000 common shares at a weighted average price of $100.24 per share as part of a one million share repurchase plan authorized by the Board of Directors in January 2024. As of December 31, 2024, the Company could repurchase an additional approximately 821,000 shares under the current plan. As a result of lower share repurchases in 2024, the Company had a cash balance of $117 million at December 31, 2024 and annual expenditures are approximately $45 million (based on the Company’s operating expenses, contractual obligations and current quarterly dividend ($0.79 per share)).

City National operates 97 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment; (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions; (7) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries, including changes in deposit insurance premiums; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13) difficulty attracting and retaining key employees; and (14) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its December 31, 2024 Form 10-K. The Company will continue to evaluate the impact of any subsequent events on the preliminary December 31, 2024 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2024	2024	2024	2024	2023	2024	2023

Earnings
Net Interest Income (fully taxable equivalent)	$55,790	$55,823	$54,847	$54,647	$54,889	$221,108	$220,266
Net Income available to common shareholders	28,654	29,809	29,115	29,523	27,452	117,101	114,365

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.94	$2.02	$1.96	$1.98	$1.84	$7.91	$7.62
Diluted	1.94	2.02	1.96	1.97	1.84	7.89	7.61
Weighted average number of shares (in thousands):
Basic	14,634	14,633	14,695	14,795	14,758	14,676	14,868
Diluted	14,655	14,654	14,710	14,819	14,785	14,697	14,891
Period-end number of shares (in thousands)	14,705	14,702	14,701	14,825	14,832	14,705	14,832
Cash dividends declared	$0.79	$0.79	$0.72	$0.72	$0.72	$3.01	$2.73

Book value per share (period-end)	49.69	50.42	46.71	46.02	45.65	49.69	45.65
Tangible book value per share (period-end)	38.80	39.49	35.75	35.10	34.69	38.80	34.69
Market data:
High closing price	$134.35	$123.29	$106.43	$111.40	$115.77	$134.35	$115.77
Low closing price	113.37	104.53	98.35	99.28	87.43	98.35	83.57
Period-end closing price	118.48	117.39	106.25	104.22	110.26	118.48	110.26
Average daily volume (in thousands)	53	56	57	63	62	57	72
Treasury share activity:
Treasury shares repurchased (in thousands)	—	—	142	36	70	179	667
Average treasury share repurchase price	$—	$—	$100.24	$100.24	$90.61	$100.24	$90.21

Key Ratios (percent)
Return on average assets	1.75%	1.87%	1.85%	1.92%	1.78%	1.85%	1.87%
Return on average tangible equity	19.4%	20.9%	22.2%	22.7%	23.5%	21.2%	23.8%
Yield on interest earning assets	5.31%	5.43%	5.38%	5.33%	5.23%	5.36%	4.96%
Cost of interest bearing liabilities	2.14%	2.13%	2.06%	1.90%	1.70%	2.06%	1.32%
Net Interest Margin	3.75%	3.87%	3.87%	3.95%	3.98%	3.86%	4.01%
Non-interest income as a percent of total revenue	25.8%	26.5%	25.3%	25.0%	25.6%	25.7%	25.6%
Efficiency Ratio	48.4%	48.8%	49.3%	48.5%	47.4%	48.8%	46.0%
Price/Earnings Ratio (a)	15.27	14.54	13.53	13.17	14.95	14.99	14.47

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.46%	11.45%	10.90%	11.09%	10.27%
Tangible equity to tangible assets	9.06%	9.26%	8.50%	8.46%	8.57%
Consolidated City Holding Company risk based capital ratios (b):
CET I	16.51%	16.64%	16.10%	16.15%	15.70%
Tier I	16.51%	16.64%	16.10%	16.15%	15.70%
Total	17.02%	17.17%	16.64%	16.69%	16.23%
Leverage	10.62%	10.59%	10.30%	10.45%	10.23%
City National Bank risk based capital ratios (b):
CET I	13.55%	16.00%	15.17%	14.60%	13.79%
Tier I	13.55%	16.00%	15.17%	14.60%	13.79%
Total	14.05%	16.52%	15.72%	15.14%	14.32%
Leverage	8.72%	10.17%	9.68%	9.42%	8.94%

Other (period-end)
Branches	97	97	97	97	98
FTE	941	940	948	953	957

Assets per FTE (in thousands)	$6,864	$6,845	$6,689	$6,625	$6,447
Deposits per FTE (in thousands)	5,467	5,428	5,345	5,304	5,157

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) December 31, 2024 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2024	2024	2024	2024	2023	2024	2023
Interest Income
Interest and fees on loans	$61,701	$61,407	$59,285	$59,128	$57,755	$241,521	$212,693
Interest on investment securities:
Taxable	13,742	14,403	13,947	12,040	12,336	54,132	48,335
Tax-exempt	789	824	838	830	832	3,281	3,854
Interest on deposits in depository institutions	2,588	1,417	1,920	1,570	941	7,495	6,382
Total Interest Income	78,820	78,051	75,990	73,568	71,864	306,429	271,264

Interest Expense
Interest on deposits	17,463	17,072	15,897	14,097	12,479	64,529	37,287
Interest on short-term borrowings	4,191	3,788	3,900	3,621	3,693	15,500	12,027
Interest on FHLB long-term advances	1,586	1,586	1,568	1,423	1,026	6,163	2,709
Total Interest Expense	23,240	22,446	21,365	19,141	17,198	86,192	52,023
Net Interest Income	55,580	55,605	54,625	54,427	54,666	220,237	219,241
Provision for (recovery of) credit losses	300	1,200	500	(180)	(300)	1,820	3,243
Net Interest Income After Provision for (Recovery of) Credit Losses	55,280	54,405	54,125	54,607	54,966	218,417	215,998

Non-Interest Income
Net losses on sale of investment securities	(2,812)	(12)	—	(1)	(4,951)	(2,825)	(4,908)
Unrealized (losses) gains recognized on securities still held	(390)	353	364	(152)	365	175	432
Service charges	7,679	7,531	6,980	7,035	7,158	29,225	27,751
Bankcard revenue	7,109	7,346	7,245	6,800	7,109	28,500	27,960
Trust and investment management fee income	2,947	2,923	2,762	2,623	2,563	11,255	9,563
Bank owned life insurance	855	1,435	775	927	1,218	3,992	6,037
Other income	739	772	785	716	774	3,012	3,794
Total Non-Interest Income	16,127	20,348	18,911	17,948	14,236	73,334	70,629

Non-Interest Expense
Salaries and employee benefits	19,489	19,245	18,751	18,878	18,772	76,363	73,163
Occupancy related expense	2,696	2,774	2,856	2,840	2,917	11,166	11,318
Equipment and software related expense	3,683	3,431	3,130	2,929	2,824	13,173	11,629
FDIC insurance expense	729	734	718	711	868	2,892	2,922
Advertising	901	1,081	972	867	588	3,821	3,112

Bankcard expenses	1,909	2,271	2,290	2,039	2,014	8,509	7,447
Postage, delivery, and statement mailings	684	666	714	666	615	2,730	2,526
Office supplies	444	480	432	453	477	1,809	1,945
Legal and professional fees	629	500	551	482	478	2,162	2,035
Telecommunications	510	578	624	600	614	2,312	2,411
Repossessed asset (gains) losses, net of expenses	(10)	21	6	229	(50)	246	28
Other expenses	5,857	5,728	5,206	4,992	4,800	16,791	19,993
Total Non-Interest Expense	36,925	37,638	36,772	35,900	35,109	147,235	143,521
Income Before Income Taxes	34,482	37,115	36,264	36,655	34,093	144,516	143,106
Income tax expense	5,828	7,306	7,149	7,132	6,641	27,415	28,741
Net Income Available to Common Shareholders	$28,654	$29,809	$29,115	$29,523	$27,452	$117,101	$114,365

Distributed earnings allocated to common shareholders	$11,511	$11,506	$10,418	$10,505	$10,508	$43,857	$40,121
Undistributed earnings allocated to common shareholders	16,881	18,025	18,439	18,757	16,696	72,175	73,208
Net earnings allocated to common shareholders	$28,392	$29,531	$28,857	$29,262	$27,204	$116,032	$113,329

Average common shares outstanding	14,634	14,633	14,695	14,795	14,758	14,676	14,868
Shares for diluted earnings per share	14,655	14,654	14,710	14,819	14,785	14,697	14,891

Basic earnings per common share	$1,940.00	$2,020.00	$1,960.00	$1,980.00	$1,840.00	$7.91	$7.62
Diluted earnings per common share	$1.94	$2.02	$1.96	$1.97	$1.84	$7.89	$7.61

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

		(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
Assets
Cash and due from banks	$117,580	$161,333	$141,168	$121,853	$123,033
Interest-bearing deposits in depository institutions	107,809	132,616	76,818	196,829	33,243
Cash and cash equivalents	225,389	293,949	217,986	318,682	156,276

Investment securities available-for-sale, at fair value	1,421,306	1,462,795	1,456,685	1,347,657	1,338,137
Other securities	29,803	30,859	31,237	30,681	30,966
Total investment securities	1,451,109	1,493,654	1,487,922	1,378,338	1,369,103

Gross loans	4,274,776	4,157,830	4,112,873	4,091,788	4,125,923
Allowance for credit losses	(21,922)	(21,832)	(22,688)	(22,310)	(22,745)
Net loans	4,252,854	4,135,998	4,090,185	4,069,478	4,103,178

Bank owned life insurance	120,887	120,061	119,650	118,875	118,122
Premises and equipment, net	70,539	70,651	71,041	71,623	72,146
Accrued interest receivable	20,650	21,785	21,826	21,759	20,290
Net deferred tax assets	41,704	33,497	43,602	43,969	42,216
Intangible assets	160,044	160,640	161,236	161,832	162,568
Other assets	116,283	104,079	127,947	129,627	124,153
Total Assets	$6,459,459	$6,434,314	$6,341,395	$6,314,183	$6,168,052

Liabilities
Deposits:
Noninterest-bearing	$1,344,449	$1,339,538	$1,354,660	$1,359,072	$1,342,804
Interest-bearing:
Demand deposits	1,335,220	1,351,239	1,333,169	1,330,268	1,291,011
Savings deposits	1,215,358	1,208,828	1,233,834	1,266,211	1,259,457
Time deposits	1,249,123	1,203,046	1,145,617	1,100,250	1,040,990
Total deposits	5,144,150	5,102,651	5,067,280	5,055,801	4,934,262
Short-term borrowings
FHLB short-term advances	—	—	—	—	25,000
Customer repurchase agreements	325,655	339,153	322,668	304,941	309,856
FHLB long-term advances	150,000	150,000	150,000	150,000	100,000
Other liabilities	108,990	101,211	114,707	121,210	121,868
Total Liabilities	5,728,795	5,693,015	5,654,655	5,631,952	5,490,986

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	176,506	175,602	174,834	175,747	177,424
Retained earnings	852,757	835,778	817,549	799,024	780,299
Cost of common stock in treasury	(230,499)	(230,836)	(230,944)	(218,555)	(217,737)
Accumulated other comprehensive loss:
Unrealized loss on securities available-for-sale	(114,277)	(84,283)	(119,737)	(119,023)	(107,958)
Underfunded pension liability	(1,442)	(2,581)	(2,581)	(2,581)	(2,581)
Total Accumulated Other Comprehensive Loss	(115,719)	(86,864)	(122,318)	(121,604)	(110,539)
Total Stockholders' Equity	730,664	741,299	686,740	682,231	677,066
Total Liabilities and Stockholders' Equity	$6,459,459	$6,434,314	$6,341,395	$6,314,183	$6,168,052

Regulatory Capital
Total CET 1 capital	$688,707	$669,862	$650,108	$644,235	$627,579
Total tier 1 capital	688,707	669,862	650,108	644,235	627,579
Total risk-based capital	709,820	690,857	671,959	665,707	648,646
Total risk-weighted assets	4,171,271	4,024,686	4,037,614	3,989,171	3,996,688

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023

Commercial and industrial	$419,838	$424,414	$408,312	$407,770	$426,950

1-4 Family	197,258	194,670	195,992	202,378	206,237
Hotels	389,660	383,232	370,954	354,929	357,142
Multi-family	240,943	193,875	190,390	186,555	189,165
Non Residential Non-Owner Occupied	707,265	665,210	668,330	682,609	680,590
Non Residential Owner Occupied	233,497	236,826	235,993	232,440	240,328
Commercial real estate (1)	1,768,623	1,673,813	1,661,659	1,658,911	1,673,462

Residential real estate (2)	1,823,610	1,806,578	1,797,260	1,786,764	1,788,150
Home equity	199,192	190,149	179,607	171,292	167,201
Consumer	57,816	58,710	62,352	63,556	65,246
DDA overdrafts	5,697	4,166	3,683	3,495	4,914
Gross Loans	$4,274,776	$4,157,830	$4,112,873	$4,091,788	$4,125,923

Construction loans included in:
(1) - Commercial real estate loans	$24,681	$2,736	$2,233	$6,651	$2,459
(2) - Residential real estate loans	7,547	7,604	9,766	19,709	23,066

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2024	2024	2024	2024	2023	2024	2023
Allowance for Loan Losses
Balance at beginning of period	$21,832	$22,688	$22,310	$22,745	$23,128	$22,745	$17,108

Charge-offs:
Commercial and industrial	(99)	(206)	(61)	(306)	(84)	(672)	(153)
Commercial real estate	—	(1,909)	(40)	(31)	(5)	(1,980)	(381)
Residential real estate	(75)	(43)	(286)	(19)	(68)	(423)	(208)
Home equity	(23)	(57)	(121)	(27)	(21)	(228)	(400)
Consumer	(23)	(24)	(20)	(115)	(6)	(182)	(187)
DDA overdrafts	(405)	(436)	(373)	(356)	(416)	(1,570)	(1,645)
Total charge-offs	(625)	(2,675)	(901)	(854)	(600)	(5,055)	(2,974)

Recoveries:
Commercial and industrial	1	24	38	25	70	88	836
Commercial real estate	12	193	165	11	17	381	277
Residential real estate	3	27	179	49	4	258	47
Home equity	17	13	38	9	13	77	47
Consumer	15	25	24	98	45	162	123
DDA overdrafts	367	337	335	407	368	1,446	1,402
Total recoveries	415	619	779	599	517	2,412	2,732

Net charge-offs	(210)	(2,056)	(122)	(255)	(83)	(2,643)	(242)
Provision for (Recovery of) credit losses	300	1,200	500	(180)	(300)	1,820	3,243
PCD Loan Reserves	—	—	—	—	—	—	2,811
Adoption of ASU 2022-02	—	—	—	—	—	—	(175)
Balance at end of period	$21,922	$21,832	$22,688	$22,310	$22,745	$21,922	$22,745

Loans outstanding	$4,274,776	$4,157,830	$4,112,873	$4,091,788	$4,125,923
Allowance as a percent of loans outstanding	0.51%	0.53%	0.55%	0.55%	0.55%
Allowance as a percent of non-performing loans	154.3%	141.1%	236.8%	206.8%	290.6%

Average loans outstanding	$4,215,962	$4,133,520	$4,092,464	$4,092,529	$4,045,889	$4,133,843	$3,900,913
Net charge-offs (annualized) as a percent of average loans outstanding	0.02%	0.20%	0.01%	0.02%	0.01%	0.06%	0.01%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
Nonaccrual Loans
Residential real estate	$2,823	$2,596	$3,214	$3,452	$2,849
Home equity	212	109	63	121	111
Commercial and industrial	3,161	3,631	3,135	3,405	2,211
Commercial real estate	7,833	9,031	3,118	3,807	2,387
Consumer	—	—	—	1	—
Total nonaccrual loans	14,029	15,367	9,530	10,786	7,558
Accruing loans past due 90 days or more	182	102	50	—	270
Total non-performing loans	14,211	15,469	9,580	10,786	7,828
Other real estate owned	754	729	629	752	731
Total non-performing assets	$14,965	$16,198	$10,209	$11,538	$8,559

Non-performing assets as a percent of loans and other real estate owned	0.35%	0.39%	0.25%	0.28%	0.21%

Past Due Loans
Residential real estate	$7,012	$8,205	$7,991	$5,035	$8,059
Home equity	902	1,571	819	1,028	1,235
Commercial and industrial	—	57	1,087	26	435
Commercial real estate	240	992	565	138	715
Consumer	273	161	97	75	129
DDA overdrafts	391	333	327	406	364
Total past due loans	$8,818	$11,319	$10,886	$6,708	$10,937

Total past due loans as a percent of loans outstanding	0.21%	0.27%	0.26%	0.16%	0.27%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$2,010,476	$25,835	5.11%	$1,984,502	$25,654	5.14%	$1,945,185	$23,673	4.83%
Commercial, financial, and agriculture (2)	2,141,481	34,859	6.48%	2,082,888	34,708	6.63%	2,031,089	33,038	6.45%
Installment loans to individuals (2), (3)	64,005	1,007	6.26%	66,130	1,045	6.29%	69,615	1,046	5.96%
Total loans	4,215,962	61,701	5.82%	4,133,520	61,407	5.91%	4,045,889	57,757	5.66%
Securities:
Taxable	1,334,368	13,742	4.10%	1,343,323	14,402	4.27%	1,194,448	12,336	4.10%
Tax-exempt (4)	154,097	999	2.58%	159,225	1,043	2.61%	153,204	1,053	2.73%
Total securities	1,488,465	14,741	3.94%	1,502,548	15,445	4.09%	1,347,652	13,389	3.94%
Deposits in depository institutions	217,056	2,588	4.74%	103,322	1,417	5.46%	71,624	941	5.21%
Total interest-earning assets	5,921,483	79,030	5.31%	5,739,390	78,269	5.43%	5,465,165	72,087	5.23%
Cash and due from banks	105,485			110,765			87,633
Premises and equipment, net	70,759			70,998			72,435
Goodwill and intangible assets	160,413			161,009			163,220
Other assets	282,298			292,758			342,669
Less: Allowance for loan losses	(22,178)			(23,205)			(23,532)
Total assets	$6,518,260			$6,351,715			$6,107,590

Liabilities:
Interest-bearing demand deposits	$1,367,370	$3,951	1.15%	$1,321.922	$4,100	1.23%	$1,299.683	$3,467	1.06%
Savings deposits	1,204,625	2,212	0.73%	1,220,009	2,200	0.72%	1,274,726	2,369	0.74%
Time deposits (2)	1,225,654	11,300	3.67%	1,174,217	10,772	3.65%	1,025,870	6,644	2.57%
Short-term borrowings	375,304	4,191	4.44%	323,844	3,788	4.65%	312,941	3,693	4.68%
FHLB long-term advances	150,000	1,586	4.21%	150,000	1,586	4.21%	100,000	1,026	4.07%
Total interest-bearing liabilities	4,322,953	23,240	2.14%	4,189,992	22,446	2.13%	4,013,220	17,199	1.70%
Noninterest-bearing demand deposits	1,347,457			1,334,762			1,334,021
Other liabilities	100,707			99,797			132,862
Stockholders' equity	747,143			727,164			627,487
Total liabilities and
stockholders' equity	$6,518,260			$6,351,715			$6,107,590
Net interest income		$55,790			$55,823			$54,888
Net yield on earning assets			3.75%			3.87%			3.98%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$175			$127			$201

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$57	$27	$78
Commercial, financial, and agriculture	802	752	702
Installment loans to individuals	4	5	26
Time deposits	12	14	131
	$875	$798	$937

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Twelve Months Ended
	December 31, 2024			December 31, 2023
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,978,804	$100,401	5.07%	$1,899,239	$88,083	4.64%
Commercial, financial, and agriculture (2)	2,088,474	137,071	6.56%	1,935,038	120,783	6.24%
Installment loans to individuals (2), (3)	66,565	4,048	6.08%	66,636	3,828	5.74%
Total loans	4,133,843	241,520	5.84%	3,900,913	212,694	5.45%
Securities:
Taxable	1,295,289	54,132	4.18%	1,273,674	48,335	3.79%
Tax-exempt (4)	158,257	4,153	2.62%	175,383	4,878	2.78%
Total securities	1,453,546	58,285	4.01%	1,449,057	53,213	3.67%
Deposits in depository institutions	144,134	7,495	5.20%	142,299	6,382	4.48%
Total interest-earning assets	5,731,523	307,300	5.36%	5,492,269	272,289	4.96%
Cash and due from banks	104,575			74,443
Premises and equipment, net	71,298			72,582
Goodwill and intangible assets	161,318			153,937
Other assets	299,378			329,198
Less: Allowance for loan losses	(22,804)			(22,089)
Total assets	$6,345,288			$6,100,340

Liabilities:
Interest-bearing demand deposits	$1,323,507	$15,335	1.16%	$1,291,234	$11,048	0.86%
Savings deposits	1,231,698	8,917	0.72%	1,332,527	7,979	0.60%
Time deposits (2)	1,149,773	40,277	3.50%	969,329	18,260	1.88%
Short-term borrowings	337,368	15,500	4.59%	290,440	12,027	4.14%
FHLB long-term advances	146,721	6,163	4.20%	66,849	2,709	4.05%
Total interest-bearing liabilities	4,189,067	86,192	2.06%	3,950,379	52,023	1.32%
Noninterest-bearing demand deposits	1,336,625			1,389,295
Other liabilities	107,061			125,377
Stockholders' equity	712,535			635,289
Total liabilities and
Stockholders' equity	$6,345,288			$6,100,340
Net interest income		$221,108			$220,266
Net yield on earning assets			3.86%			4.01%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$494			$1,366

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$202	$243
Commercial, financial, and agriculture	3,301	2,276
Installment loans to individuals	21	41
Time deposits	110	535
	$3,634	$3,095

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2024	2024	2024	2024	2023	2024	2023
Net Interest Income/Margin
Net interest income ("GAAP")	$55,580	$55,605	$54,625	$54,427	$54,666	$220,237	$219,241
Taxable equivalent adjustment	210	218	222	220	223	871	1,025
Net interest income, fully taxable equivalent	$55,790	$55,823	$54,847	$54,647	$54,889	$221,108	$220,266

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	11.31%	11.52%	10.83%	10.81%	10.98%
Effect of goodwill and other intangibles, net	(2.25)	(2.26)	(2.33)	(2.35)	(2.41)
Tangible common equity to tangible assets	9.06%	9.26%	8.5%	8.46%	8.57%

Commercial Loan Information (period end)

Commercial Sector	Total	% of Total Loans	Average DSC	Average LTV

Natural Gas Extraction	$26,966	0.63%	3.71	NA
Natural Gas Distribution	23,495	0.55	5.46	NA
Masonry Contractors	25,197	0.59	1.04	84%
Sheet Metal Work Manufacturing	26,422	0.62	1.22	68%
Beer & Ale Merchant Wholesalers	26,565	0.62	3.28	NA
Gasoline Stations with Convenience Stores	39,009	0.91	4.76	65%
Lessors of Residential Builidings & Dwellings	494,952	11.60	1.89	66%
1-4 Family	185,720	4.35	2.97	67%
Multi-Family	224,401	5.26	1.84	64%
Lessors of Nonresidential Buildings	593,179	13.90	1.70	65%
Office Buildings	133,513	3.13	1.64	62%
Lessors of Mini-Warehouses & Self-Storage Units	55,980	1.31	1.43	61%
Assisted Living Facilities	26,169	0.61	1.38	61%
Hotels & Motels	390,075	9.14	1.45	63%

	Average Balance	Median Balance
Commercial Loans	$476	$97
Commercial Real Estate Loans	549	127

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Estimated Uninsured Deposits by Deposit Type
	December 31, 2024	September 30, 2024
Noninterest-Bearing Demand Deposits	17%	18%

Interest-Bearing Deposits
Demand Deposits	15%	16%
Savings Deposits	12%	12%
Time Deposits	16%	16%
Total Deposits	15%	15%

The amounts listed above represent management's best estimate as of the respective period shown of uninsured deposits (either with balances above $250,000 or not collateralized by investment securities).

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Net Growth in DDA Accounts
Year	New DDA Accounts	Net Number of New Accounts	Percentage

2024	32,238	4,497	1.8%
2023*	31,745	4,768	1.9%
2022	28,442	4,544	1.9%
2021	32,800	8,860	3.8%
2020	30,360	6,740	3.0%
2019	32,040	3,717	1.7%
2018*	30,400	4,310	2.2%
2017	28,525	2,711	1.4%

* - amounts exclude accounts added in connection with the acquisitions of Poage Bankshares, Inc. (2018), Farmers Deposit Bancorp, Inc.(2018) and Citizens Commerce Bancshares, Inc. (2023).